                                  STANDARD SUBLEASE
                     AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                                         AIR

1. PARTIES. This Sublease, dated, for reference purposes only, March 26 1998, is made by and between Coptech West, a California Corporation (herein called "Sublessor") and LJL Biosystems (herein called "Sublessee").

2. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at Santa Clara State of California, commonly known as 405 Tasman Drive, Sunnyvale, California and described as approximately 9,600 square feet of R&D space of a larger 28,350 square foot R&D building. Said real property including the land and all improvements thereon, is hereinafter called the "Premises".

3.     TERM.
       3.1 TERM. The term of this Sublease shall be for + or - twelve (12) months commencing on **May 1, 1998 and ending on May 31, 1999 unless sooner terminated pursuant to any provision hereof.

4. RENT. Sublessee shall pay to Sublessor as rent for the Premises equal monthly payments of $16,800.00, in advance, on the first (1st) day of each month of the term hereof. Sublessee shall pay Sublessor prior to May 1, 1998 $16,800.00 as rent for the time period of May 1, 1998 through May 31, 1998

                         ** SEE PARAGRAPH #13
Rent for any period during the term hereof which is for less than one (1) month shall be a prorata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

5. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution hereof $ 16,800.00 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. Said deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

6.     USE.
       6.1 USE. The Premises shall be used and occupied only for office, research and development, light manufacturing/warehouse activities and any other legally related use and for no other purpose.

       6.2   COMPLIANCE WITH LAW.
             (a) Except as provided in paragraph 6.2(a), Sublessee shall, at Sublessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Sublessee of the Premises. Sublessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant of the building containing the Premises, which shall tend to disturb such other tenants.
        6.3   CONDITION OF PREMISES.  Except as provided in paragraph
6.2(a), Sublessee hereby accepts the Premises in their condition existing as of the date of the execution hereof. Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Sublessee's business.

7.     MASTER LEASE.
       7.1 Sublessor is the Lessee of the Premises by virtue of a lease, hereinafter referred to as the "Master Lease", a copy of which is attached hereto marked Exhibit 1, dated May , 1997, wherein Berg And Berg
Enterprises, Inc., a California Corporation
                 is the Lessor, hereinafter referred to as the "Master Lessor".
       7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.
       7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.
       7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: Term, Rent, Security Deposit, 1.1, 2.1, 20, 25,
34, 35 A & B, 33.5
       7.5 The obligations that Sublessee has agreed to perform under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that Sublessee has not agreed to perform under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".
       7.6 Sublessee shall hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims or demands, including reasonable attorney's fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.
       7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless of and from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.
       7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease.

8.     ASSIGNMENT OF SUBLEASE AND DEFAULT.
       8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease and all rentals and income arising therefrom, subject however to terms of Paragraph 8.2 hereof.
       8.2 Master Lessor, by executing this document, agrees that until a default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the rents accruing under this Sublease. However, if Sublessor shall default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the rents from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.
       8.3 Sublessor hereby irrevocably authorizes and directs Sublessee, upon receipt of any written notice from the Master Lessor stating that a default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the rents due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such rents to Master Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such rents so paid by Sublessee.
       8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9.     CONSENT OF MASTER LESSOR.
       9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within ten (10) days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.
       9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then this Sublease, nor the Master Lessor's consent, shall not be effective unless, within ten (10) days of the date hereof, said guarantors sign this Sublease hereby giving guarantors consent to this Sublease and the terms thereof.
       9.3   In the event that Master Lessor does give such consent then:
             (a) Such consent will not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.
             (b) The acceptance of rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.
             (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.
             (d) In the event of any default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.
             (e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor nor any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.
             (f) In the event that Sublessor shall default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid rents nor any security deposit paid by Sublessee unless received, nor shall Master Lessor be liable for any other defaults of the Sublessor under the Sublease.
       9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.
       9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.
       9.6 In the event that Sublessor defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any default of Sublessor described in any notice of default within ten (10) days after service of such notice of default on Sublessee. If such default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10.    BROKERS FEE.
10.1   Upon execution hereof by all parties, Sublessor shall pay to Bishop
Hawk, Inc., a licensed real estate broker, (herein called "Broker"), a fee as set forth in a separate agreement between Sublessor and Broker, or in the event there is no separate agreement between Sublessor and Broker, the sum of $ 12,096.00 (**) for brokerage services rendered by Broker to Sublessor in this transaction. Said fee shall be split 50/50 between Bishop Hawk, inc. and Wayne Mascia Associates. If Tenant exercises option for an additional eight
(8) months, an additional fee of $8,064.00 shall be due and payable to Bishop Hawk, Inc. Said additional fee shall also be split 50/50 between Bishop Hawk, Inc. and Wayne Mascia Associates. (**) SAID FEE WILL BE ADJUSTED TO CORRECTLY PORTRAY THE EXACT OCCUPANCY DATE.

11. ATTORNEY'S FEES. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court. The provision of this paragraph shall inure to the benefit of the Broker named herein who seeks to enforce a right hereunder.

ADDITIONAL PROVISIONS. (If there are no additional provisions draw a line from this point to the next printed word after the space left here. If there are additional provisions place the same here).

13. Coptech intends to provide the space May 1, 1998. If the space is not deliverable, Tenant shall not be obligated to pay until deliverability occurs. Rate shall be prorated on a daily basis (taking monthly rent and dividing by the number of days in that month). In no event shall the commencement date be later than May 31, 1998.

14. SUBLESSEE'S RIGHT TO EXTEND. Sublessee shall have the right to extend said Sublease for eight (8) months with sixty (60) day written notice. All terms and conditions of Sublease shall remain in full force and effect during any extension.

15. The CAC charges shall be handled as per the Master Lease. The charges for CAC shall be paid on a pro-rata basis. The estimated CAC shall be 9,600 sq. ft. / 28,350 sq. ft. = (33.86%) x 3,821 = $1,294. In addition to CAC charges,
Sublessee shall pay their pro-rata share of the HVAC maintenance for the building. HVAC has been set up to be handled outside the CAC charges.


             IF THIS SUBLEASE HAS BEEN FILLED IN IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS sUBLEASE OR THE TRANSACTION RELATING THERETO.



Executed at  Sunnyvale, CA                    Coptech West
             -------------                    ------------

on   March 30, 1998                     By:  /s/ Dan Lonaric,  CFO
     --------------                        -----------------------
Address: 1190 MORSE AVENUE
         -----------------


Executed at  Sunnyvale, CA                   LJL Biosystems
             -------------                   --------------

on   March 30, 1998                     By:  /s/ Galina Leytes
     --------------                        -------------------

Address:  404 Tasman Drive
          ----------------

                          FIRST ADDENDUM TO SUBLEASE

     This First Addendum to Sublease (this "Addendum") is made by and between Coptech West, a California corporation as sublessor ("Sublessor"), and LJL Biosystems as sublessee ("Sublessee"), to be a part of that certain Sublease of even date herewith between Sublessor and Sublessee (the "Sublease"). Sublessor and Sublessee agree that, notwithstanding anything to the contrary in the Sublease, the Sublease is hereby modified and supplemented as set forth below.

     1. TERM. The Sublease term shall commence (the "Commencement Date") on the later of May 1, 1998, and the date on which Sublessor delivers legal possession of the Premises to Sublessee in broom clean, and otherwise in the same condition as of the date hereof, with all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Premises. If the Commencement Date has not occurred for any reason before June 1, 1998, then, in addition to Sublessee's other rights and remedies, Sublessee may terminate the Sublease by written notice to Sublessor, whereupon any monies paid by Sublessee to Sublessor shall be reimbursed.

     2. CONDITION OF PREMISES. Sublessor hereby represents that as of the Commencement Date, to the best of Sublessor's knowledge, (a) the Premises are in good condition, (b) the Premises do not violate any applicable building code regulation or ordinance and (c) the heating, ventilating and air conditioning systems serving the Premises are in good condition, working order and repair. Sublessee's acceptance of the Premises shall not be deemed a waiver of the above representations.

     3. SIGNAGE: Sublessee shall be allowed to place three (3) signs on the exterior of the Premises. The signs must conform to all applicable codes and ordinances and be approved by Sublessor (as to size, color, placement, style, etc.) in the exercise of its reasonable discretion.

     4. INSURANCE AND INDEMNIFICATION. Sublessor shall not be released or indemnified from any damages, liabilities, judgments, actions, claims, attorneys' fees, consultants' fees, payments, costs or expenses arising from the negligence or willful misconduct of Sublessor or its agents, contractors, licensees or invitees, Sublessor's violation of laws or a breach of Sublessor's obligations or representations under the Sublease. Notwithstanding anything to the contrary in the Sublease or the Master Lease, in no event shall Sublessor be required to keep in force a standard policy of commercial general liability insurance and a property damage policy having a combined single limit in excess of one million dollars ($1,000,000.00).

     5. WAIVER OF SUBROGATION. The parties hereto, including Master Landlord by reason of its consent hereto, release each other and their respective agents, employees, successors and assigns from all liability for damage to any property that is caused by or results from a risk which is actually insured against or which would normally be covered by the standard form of "all risk" property insurance, without regard to the negligence or willful misconduct of the entity so released. Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any damage covered by the policy.

     6. ASSIGNMENT AND SUBLETTING. Sublessee shall not assign this Sublease or sublease the Subleased Premises without Sublessor and Master Lessor's consent, which consent shall not be unreasonably withheld. Sublessee, without Sublessor's or Master Landlord's prior written consent, may sublet the Premises or assign the Sublease to: (a) a corporation controlling, controlled by or under common control with Sublessee; (b) a corporation related to Sublessee by merger, consolidation or non-bankruptcy reorganization; or (c) a purchaser of substantially all of Sublessee's assets. A sale of Sublessee's capital stock shall not be deemed an assignment, subletting or other transfer of the Sublease or the Premises.

     7. RENTAL ADJUSTMENTS. In no event shall Sublessee's obligation to pay Basic Operating Costs exceed the amount of Basic Operating Costs due and payable by Sublessor under the Master Lease. Sublessee shall pay Sublessee's share of such expenses as and when the same are due and payable to Master Landlord under the Master Lease. Sublessee shall be entitled to its pro rata share of all credits, if any, given by Master Landlord to Sublessor for Sublessor's overpayment of such expenses. Notwithstanding anything to the contrary in the Sublease, Sublessee shall not be required to pay any additional rent or perform any obligation that is (i) fairly allocable to any period of time prior to the commencement date of the Sublease or following the expiration or sooner termination of the Sublease or (ii) payable as a result of a default by Sublessor of any of its obligations under the Master Lease. In addition to base rent and part of the expenses is the contract for HVAC maintenance and repair which costs Sublessor $1,100.00 per month. Sublessee's prorated share shall be $382.62 per month.

     8. DAMAGE BY FIRE, ETC.. If the Premises are damaged by any peril, Sublessee shall have the option to terminate the Sublease upon written notice to the Sublessor if the Premises cannot be, or are not in fact, fully restored by Master Landlord to their prior condition within one hundred twenty (120) days after the damage.

     9. SURRENDER OF PREMISES. In no event shall Sublessee's obligation to surrender the Premises require Sublessee to repair or restore the Premises to a condition better than the condition in which the Premises existed as of the commencement date of the Sublease and Sublessee shall only be responsible for repairing or restoring those elements of the Premises damaged during the Sublease Term. Additionally, Sublessee shall not be required to remove at the expiration of the Sublease term or otherwise, alterations or improvements to the Premises made by or for the account of Sublessor.

     10.   TAXES PAYABLE BY SUBLESSEE.   Sublessee shall have no obligation
to pay for any taxes levied or assessed on (i) the value of any leasehold improvements, alterations or additions made by or for the account of Sublessor or (ii) the value of Sublessor's personal property located on the Premises.

     11. SUBLESSOR'S OBLIGATIONS. Sublessor shall not, without Sublessee's prior written consent, terminate the Master Lease, commit any acts that would entitle Master Landlord to terminate the Master Lease, or amend or waive any provisions of the Master Lease or make any elections, exercise any right or remedy or give any consent or approval under the Master Lease. Sublessor, with respect to the obligations of Master Landlord under the Master Lease, shall use Sublessor's diligent good faith efforts to cause Master Landlord to perform such obligations for the benefit of Sublessee.

     12    QUIET ENJOYMENT.  Sublessee shall peacefully have, hold and enjoy the Premises, subject to the terms and conditions of the Sublease, provided that there is not an event of default by Sublessee. Sublessor shall fully perform all of its obligations under the Master Lease to the extent Sublessee has not expressly agreed to perform such obligations under the Sublease. In the event, however, that Sublessor defaults in the performance or observance of any of Sublessor's remaining obligations under the Master Lease or fails to perform Sublessor's stated obligations under the Sublease or to enforce, for Sublessee's benefit, Master Landlord's obligations under the Master Lease, then Sublessee shall give Sublessor notice specifying in what manner Sublessor has defaulted, and if such default shall not be cured by Sublessor within thirty (30) days thereafter (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for an additional reasonable time, provided that Sublessor commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to effect such cure as quickly as possible), then Sublessee shall be entitled to cure such default and promptly collect from Sublessor, Sublessee's reasonable expenses in so doing (including, without limitation, reasonable attorneys' fees and court costs).

     13. ASSIGNMENT OF RIGHTS. Sublessor hereby assigns to Sublessee all warranties given and indemnities made by Master Landlord to Sublessor under the Master Lease which would reduce Sublessee's obligations hereunder, and shall cooperate with Sublessee to enforce all such warranties and indemnities.

     14. NOTICE. All notices and demands sent by United States Mail shall be deemed delivered three (3) business days after mailing.

     15. APPROVALS. Whenever the Sublease requires an approval, consent, designation, determination, selection or judgment by either Sublessor or Sublessee, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

     16. EFFECT OF ADDENDUM. All terms with initial capital letters used herein as defined terms shall have the meanings ascribed to them in the Sublease unless specifically defined herein.

In witness whereof, said parties hereunto subscribe their names.

Sublessor:                         Sublessee:

COPTECH WEST                       LJL BIOSYSTEMS

By /s/ Dan Lonaric                 By /s/ Robert T. Beggs
  ----------------                   ---------------------
Name  Dan Loncaric                 Name      Robert T. Beggs
    --------------                      --------------------
Title Chief Financial Officer      Title Vice President, Finance &
      -----------------------            -------------------------
                                         Administration
                                         --------------
Dated April 2, 1998                Dated April 2, 1998
      -------------                      -------------

                       CONSENT OF MASTER LESSOR

   Notwithstanding any of the provisions in the attached sublease dated March 26, 1998 or the first Addendum thereto (collectively, the "Sublease") between Coptech West, a California corporation ("Sublessor"), and LJL Biosystems, a Delaware corporation ("Sublessor"), Berg & Berg Enterprises, Inc. ("Master Lessor"), a California corporation, hereby consents to the Sublease on the following terms and conditions:

   1. Nothing contained in the Sublease or this consent shall create any obligations or duties on the part of Master Lessor beyond those set forth in the Standard Form Lease (the "Master Lease") dated May 8, 1997 by and between Master Leasor and Sublessor.

   2. Nothing in the Sublease or this consent shall in any manner amend, alter, or modify any provision of the Master Lease or otherwise affect Master Lessor's rights and remedies under the Master Lease. The Master Lease shall remain in full force and effect.

   3. This consent applies only to the Sublease and shall not authorize any further sublease or assignment during the term of the Master Lease or during any option period of the Master Lease. Master Lessor may consent to subsequent sublettings or assignments under the Master Lease or the Sublease or modifications or amendments thereto without notifying or obtaining the consent of Sublessor or anyone else liable under the Master Lease and such action shall not relieve such persons from liability.

   4. Termination of the Master Lease for any reason shall cause an automatic termination of the Sublease.

   5. The acceptance of rent by Master Lessor from Sublessee shall not be deemed a waiver by Master Lessor of any provision of the Master Lease.

   6. Sublessor shall remain primarily liable for the performance of all conditions, covenants, and obligations of "Lessee" under the Master Lease and in the event of a default under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantor, or anyone else liable under the Master Lease without the necessity of exhausting remedies against Sublessee or any other person or entity liable thereon.

MASTER LESSOR

 /s/ Carl E. Berg                       Dated: April 14, 1998
-----------------                              --------------
By: Carl E. Berg President
For Berg & Berg Enterprises, Inc.

SUBLESSOR
Coptech West

By:  /s/ Dan Loncaric                   Dated: April 14, 1998
    -----------------                          --------------
Its: Chief Financial Officer
    ------------------------
SUBLESEE
LJL Biosystems

By:  /s/ Galina Leytes                  Dated: April 14, 1998
   -------------------                         --------------
Its: Executive Vice President
     ------------------------

                 MASTER LEASE BETWEEN COPTECH WEST AND BERG & BERG

PARTIES: This Lease, executed in duplicate at Cupertino, California, on May 8th, 1997, by and between Berg & Berg Enterprises, Inc., a California Corporation, and Coptec West, a California Corporation, hereinafter called respectively Lessor and Lessee, without regard to number or gender.

USE: WITNESSETH: That Lessor hereby leases to Lessee, and Lessee hires from Lessor, for the purpose of conducting therein office, research and development, light manufacturing, and warehouse activities, and any other legal activity; and for no other purpose without obtaining the prior written consent of Lessor.

PREMISES: The real property with appurtenances as shown on Exhibit A (the "Premises") situated in the City of San Jose, County of Santa Clara, State of California, and more particularly described as follows:

       The Premises includes 28,350 square feet of building, including all improvements thereto, as shown on Exhibit A including the right to use up to 99 unreserved parking spaces. The addresses for the Premises are 1190 Morse and 405 Tasman Drive, Sunnyvale, California. Lessee's pro-rata share of the Premises is 100%.

TERM: The term shall be for sixty (60) months unless extended pursuant to
Section 35 of this Lease (the "Lease Term"), commencing on the Commencement Date as defined in Section 1 and ending sixty (60) months thereafter.

RENT: Base rent shall be payable in monthly installments as follows:


                                                 BASE RENT        ESTIMATED CAC*     TOTAL
                                                 ---------        --------------     -----
       Months 1 through 12                        $25,940             $3,821         $29,761
       Months 13 through 24                       $27,074             $3,821         $30,895
       Months 25 through 36                       $27,925             $3,821         $31,746
       Months 37 through 48                       $29,059             $3,821         $32,880
       Months 49 through 60                       $30,193             $3,821         $34,014

* CAC charges to be adjusted per Common Area Charges Section below.

Base rent as scheduled above shall be payable in advance on or before the first day of each calendar month during the Lease Term. The term "Rent," as used herein, shall be deemed to be and to mean the base monthly rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease. Rent shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Lessor at such place or places as may be designated from time to time by Lessor. Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Upon execution of this Lease, Lessee shall deposit with Lessor the first month's rent.

SECURITY DEPOSIT: Lessee shall deposit with Lessor the sum of Twenty Nine Thousand Seven Hundred Sixty-One Dollars ($29,761) (the "Security Deposit"). The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease applicable to Lessee. If Lessee commits a default as provided for herein, including but not limited to a default with respect to the provisions contained herein relating to the condition of the Premises, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Lessor may spend by reason of default by Lessee. If any portion of the Security Deposit is so used or applied, Lessee shall, within ten days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessee's failure to do so shall be a default by Lessee. Any attempt by Lessee to transfer or encumber its interest in the Security Deposit shall be null and void. Upon execution of this Lease, Lessee shall deposit with Lessor the Security Deposit.

COMMON AREA CHARGES: Lessee shall pay to Lessor, as additional Rent, an amount equal to Lessee's pro-rate share of the total common area charges of the Premises as defined below (the common area charges for the Premises is referred to herein as ("CAC")). Lessee shall pay to Lessor as Rent, on or before the first day of each calendar month during the Lease Term, subject to adjustment and reconciliation as provided hereinbelow, the sum of Three Thousand Eight Hundred Twenty-One Dollars ($3,821), said sum representing Lessee's estimated monthly payment of Lessee's percentage share of CAC. It is understood and agreed that Lessee's obligation under this paragraph shall be prorated to reflect the Commencement Date and the end of the Lease Term. Upon execution of this Lease, Lessee shall deposit with Lessor the first month's estimated CAC.

Lessee's estimated monthly payment of CAC payable by Lessee during the calendar year in which the Lease commences is set forth above. At or prior to the commencement of each succeeding calendar year term (or as soon as practical thereafter), Lessor shall provide Lessee with Lessee's estimated monthly payment for CAC which Lessee shall pay to Lessor as Rent. Within 120 days of the end of the calendar year and the end of the Lease Term, Lessor shall provide Lessee a statement of actual CAC incurred including capital reserves for the preceding year or other applicable period in the case of a termination year. If such statement shows that Lessee has paid less than its actual percentage, then
Lessee shall on demand pay to Lessor the amount of such deficiency.   If such
statement shows that Lessee has paid more than its actual percentage, then Lessor shall, at its option, promptly refund such excess to Lessee or credit the amount thereof to the Rent next becoming due from Lessee. Lessor reserves the right to revise any estimate of CAC if the actual or projected CAC show an increase or decrease in excess of 10% from an earlier estimate for the same period. In such event, Lessor shall provide a revised estimate to Lessee, together with an explanation of the reasons therefor, and Lessee shall revise its monthly payments accordingly. Lessor's and Lessee's obligation with respect to adjustments at the end of the Lease Term or earlier expiration of this Lease shall survive the Lease Term or earlier expiration.

As used in this Lease, CAC shall include but is not limited to: (i) items as specified in Sections 5(b), 6, 16 and 31; (ii) all costs and expenses including but not limited to supplies, materials, equipment and tools used or required in connection with the operation and maintenance of the Premises;
(iii) licenses, permits and inspection fees; (iv) all other costs incurred by Lessor in maintaining and operating the Premises; (v) all reserves for capital replacements and government regulations imposed on the Premises not related to Lessee's use and occupancy of the Premises; and (vi) an amount equal to five percent (5%) of the aggregate of all CAC, as compensation for Lessor's accounting and processing services. Lessee shall have the right to review the basis and computation analysis used to derive the CAC applicable to this Lease annually. Notwithstanding the above, Lessee shall be responsible, at its sole cost and expenses, for any and all maintenance, repairs, and replacements for all HVAC system(s), including but not limited, to any clean room related HVAC systems at the Premises.

LATE CHARGES: Lessee hereby acknowledges that a late payment made by Lessee to Lessor of Rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges, which may be imposed on Lessor according to the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Lessee is not received by Lessor or Lessor's designee within ten (10) days after such amount is due, Lessee shall pay to Lessor a late charge equal to five (5%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payments made by Lessee. Acceptance of such late charges by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor shall it prevent Lessor from exercising any of the other rights and remedies granted hereunder.

QUIET ENJOYMENT: Lessor covenants and agrees with Lessee that upon Lessee paying Rent and performing its covenants and conditions under this Lease, Lessee shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject, however, to the rights reserved by Lessor hereunder.

IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:
1. POSSESSION: Possession shall be deemed tendered and the term shall commence on August 15, 1997 or forty-five (45) days after the existing Lessee vacates the property, but not prior to July 1, 1997 (the "Commencement Date").

1.1 COMMENCEMENT DATE MEMORANDUM: When the actual Commencement Date is determined, the parties shall execute a Commencement Date Memorandum setting forth the Commencement Date, the expiration date of the Lease Term and the actual square footage of the Premises and any required adjustments to base rent and CAC, but failure to do so shall not affect the continuing validity and enforceability of this Lease, which shall remain in full force and effect.

2. ACCEPTANCE OF PREMISES AND COVENANTS TO SURRENDER: Lessee accepts the Premises in an "AS IS" condition and "AS IS" state of repair, subject to Lessor's representation that the Premises are in good order and repair, and comply with all requirements for occupancy as of the Commencement Date. Lessee agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises to Lessor in Good Condition and Repair. Good Condition and Repair ("Good Condition and Repair") shall not mean original condition, but shall mean that the Premises are in a commercially acceptable condition suitable for occupancy by a reasonable lessee. The interior walls of all office and warehouse areas, the floors of all office and warehouse areas, all suspended ceilings and any carpeting are to be cleaned and in Good Condition and Repair. Lessee, on or before the end of the Lease Term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all such property not so removed shall be deemed to be abandoned by Lessee. Lessee shall reimburse Lessor for all disposition costs incurred by Lessor relative to Lessee's abandoned property. If the Premises are not surrendered at the end of the Lease Term or earlier termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from any delay caused by Lessee in surrendering the Premises including, without limitation, any claims made by any succeeding Lessee founded on such delay.

2.1 LESSEE'S IMPROVEMENTS: Lessee has advised Lessor that it intends to complete certain improvements to the Premises which shall be completed at the sole cost and expense of Lessee. Lessor and Lessee hereby agree that the following terms and conditions represent the parties mutual understanding and agreement with respect to Lessee's improvements to the Premises.

       1. Lessee shall be responsible for designing, contracting, completing, and paying for the tenant improvements at the Premises; however, in no event will the contractor's failure to complete the tenant improvements on time result in a delay of the Commencement Date or Lessee's obligation to commence paying Rent.

       2. All tenant improvements shall be completed in a good and workmanlike manner, in compliance with all government codes, requirements, and regulations, and with all necessary permits. Lessee understands and acknowledges that the tenant improvements contemplated by Lessee will force modifications to the Premises to comply with government codes, requirements, and regulations and Lessee shall be responsible and shall pay for any such modifications.

       3. Lessor shall review and approve all plans for the tenant improvements to be made to the Premises and Lessor's approval shall not be unreasonably withheld. If Lessee has not heard back from Lessor within five (5) business days, then the plans submitted shall be deemed approved. Time is of the essence.

       4. Lessee and its contractors shall not change or affect the structural components or structural characteristics of the Premises without signed engineering drawings and specific written approval of Lessor.

       5. Lessee shall provide general liability insurance in the amount of not less than Two Million Dollars ($2,000,000) naming Lessor as an additional insured prior to starting any work at the Premises and prior to taking possession of the Premises. Lessor shall cause its general contractor to provide general liability insurance in the amount of not less than Five Million Dollars ($5,000,000) naming Lessor as an additional insured prior to starting any work at the Premises.

       6. Lessor will contribute a maximum of $40,000.00 toward the completed tenant improvements based on the following ratio and terms:

             -      $120,000 costs, Lessor shall contribute $40,000
             -      $110,000 costs, Lessor shall contribute $35,000
             -      $105,000 costs, Lessor shall contribute $30,000
             -      Less than $105,000 costs, Lessor shall contribute $25,000.00

       Lessor's payment is to be made ten (10) days after receipt of final lien releases and provided all improvements are completed.

       7. Lessor shall have no responsibility or liability for: (i) the Lessee's improvements except for payment as provided in 2.1.6 above,
       (ii) for any delay of the Commencement Date, (iii) Lessee's obligation to commence paying Rent on the Commencement Date, and (iv) claims asserted by Lessee or Lessee's Agents related to the Lessee's improvements.

3. USES PROHIBITED: Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the subject Premises are located or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which may endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Premises or the building of which it is a part, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building structure, unless approved by the local, state federal or other applicable governing authority. Lessor consents to Lessee's use of materials which are incidental to the normal, day-to-day operations of any office user, such as copier fluids, cleaning materials, etc., but this does not relieve Lessee of any of its obligations not to contaminate the Premises and related real property or violate any Hazardous Materials Laws.

4. ALTERATIONS AND ADDITIONS: Lessee shall not make, or suffer to be made, any alteration or addition to said Premises, or any part thereof, without the express, advance written consent of Lessor; any addition or alteration to said Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Lessor at the end of the Lease Term or earlier termination of this Lease. Alterations and additions which are not deemed as trade fixtures shall include HVAC systems, lighting systems, electrical systems, partitioning, carpeting, or any other installation which has become an integral part of the Premises. Lessee agrees that it will not proceed to make such alterations or additions until all required government permits have been obtained and after having obtained consent from Lessor to do so, until five (5) days from the receipt of such consent, so that Lessor may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Lessee's improvements. Lessee shall at all times permit such notices to be posted and to remain posted until the completion of work. At the end of the Lease Term or earlier termination of this Lease, Lessee shall remove and shall be required to remove its special tenant improvements, all related equipment, and any additions or alterations installed by Lessee at or during the Lease Term and Lessee shall return the Premises to the condition that existed before the installation of the tenant improvements. Notwithstanding the above, Lessor agrees to allow any reasonable alterations and improvements and will use its best efforts to notify Lessee at the time of approval if such improvements or alterations are to be removed at the end of the Lease Term or earlier termination of this Lease.

5. MAINTENANCE OF PREMISES:
       (a) Lessee shall at its sole cost and expense keep, repair, and maintain the interior of the Premises, including, but not limited to, all lighting systems, temperature control systems, HVAC systems, and plumbing systems in Good Condition and Repair, including any required replacements. Lessee shall maintain all wall surfaces and floor coverings in Good Condition and Repair, free of holes, gouges, or defacements and provide interior and exterior window washing as needed. In addition, Lessee shall keep in Good Condition and Repair the HVAC systems, including but not limited to any HVAC systems related to any clean room areas, by a service contract with a licensed air conditioning and heating contractor which contract shall provide for a minimum of quarterly maintenance of all air conditioning and heating equipment at the Premises including HVAC repairs or replacements which are either excluded from such service contract or any existing equipment warranties.

       (b) Lessor shall, at Lessee's expense, keep, repair, and maintain in Good Condition and Repair including replacements (based on a pro-rata share of (i) costs based on square footage or (ii) costs directly related to Lessee's use of the Premises) the following, which shall be included in the monthly CAC:

          1. The exterior of the building, any appurtenances and every part thereof, including but not limited to, glazing, sidewalks, parking areas, electrical systems, roof membrane, and painting of exterior walls.
          2. The landscaping by a landscape contractor to water, maintain, trim and replace, when necessary, any shrubbery and landscaping at the Premises.
          3. The roof membrane by a service contract with a licensed reputable roofing contractor which contract shall provide for a minimum of semi-annual maintenance, cleaning of storm gutters, drains, removing of debris, and trimming overhanging trees, repair of the roof and application of a finish coat every five years to the building at the Premises.
          4. Exterior pest control.
          5. Fire monitoring services.

       (c) Lessee hereby waives any and all rights to make repairs at the expense of Lessor as provided in Section 1942 of the Civil Code of the State of California, and all rights provided for by Section 1941 of said Civil Code.

       (d) Lessor shall be responsible for the repair of any structural defects in the Premises including the roof structure (not membrane), exterior walls and foundation during the Lease Term.

6. INSURANCE:
       A) HAZARD INSURANCE: Lessee shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which may cause a cancellation of any insurance policy covering the Premises, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by a fire and extended coverage insurance policy. Lessee shall comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and extended coverage insurance, covering the Premises. Lessor shall, at Lessee's sole cost and expense, purchase and keep in force fire and extended coverage insurance, covering loss or damage to the Premises in an amount equal to the full replacement cost of the Premises, as determined by Lessor, with proceeds payable to Lessor. In the event of a loss per the insurance provisions of this paragraph, Lessee shall be responsible for deductibles up to a maximum of $5,000 per occurrence. Lessee acknowledges that the insurance referenced in this paragraph does not include coverage for Lessee's personal property.

       B) LOSS OF RENTS INSURANCE: Lessor shall, at Lessee's sole cost and expense, purchase and maintain in full force and effect, a policy of rental loss insurance, in an amount equal to the amount of Rent payable by Lessee commencing on the date of loss for the next ensuing one (1) year, as reasonably determined by Lessor with proceeds payable to Lessor ("Loss of Rents Insurance").

       C) LIABILITY AND PROPERTY DAMAGE INSURANCE: Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor and Lessor's Agents for damages to goods, wares and merchandise, and all other personal property in, upon, or about the Premises, and for injuries to persons in, upon, or about the Premises, from any cause arising at any time, and Lessee will hold Lessor and Lessor's Agents exempt and harmless from any damage or injury to any person, or to the goods, wares, and merchandise and all other personal property of any person, arising from the use or occupancy of the Premises by Lessee, or from the failure of Lessee to keep the Premises in Good Condition and Repair, as herein provided. Lessee shall, at Lessee's sole cost and expense, purchase and keep in force a standard policy of commercial general liability insurance and property damage policy covering the Premises and all related areas insuring the Lessee having a combined single limit for both bodily injury, death and property damage in an amount not less than five million dollars ($5,000,000.00). The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Lessee shall, at its sole cost and expense, comply with all of the insurance requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to Lessee's use and occupancy of the said Premises.

       D) PERSONAL PROPERTY INSURANCE: Lessee shall obtain, at Lessee's sole cost and expense, a policy of fire and extended coverage insurance including coverage for direct physical loss special form, and a sprinkler leakage endorsement insuring the personal property of Lessee. The proceeds from any personal property damage policy shall be payable to Lessee.

All insurance policies required in 6 C) and 6 D) above shall: (i) provide for a certificate of insurance evidencing the insurance required herein, being deposited with Lessor ten (10) days prior to the Commencement Date, and upon each renewal, such certificates shall be provided 30 days prior to the expiration date of such coverage, (ii) be in a form reasonably satisfactory to Lessor and shall provide the coverage required by Lessee in this Lease, (iii) be carried with companies with a Best Rating of A+ minimum, (iv) specifically provide that such policies shall not be subject to cancellation, reduction of coverage, or other change except after 30 days prior written notice to Lessor, and (v) name Lessor, Lessor's lender, and any other party with an insurable interest in the Premises as additional insureds by endorsement to policy.

Lessee agrees to pay to Lessor, as additional Rent, on demand, the full cost of the insurance polices referenced in 6 A) and 6 B) above as evidenced by insurance billings to Lessor which shall be included in the CAC. If Lessee does not occupy the entire Premises, the insurance premiums shall be allocated to the portion of the Premises occupied by Lessee on a pro-rata square footage or other equitable basis, as determined by Lessor. It is agreed that Lessee's obligation under this paragraph shall be prorated to the reflect the Commencement Date and the end of the Lease Term.

Lessor and Lessee hereby waive any rights each may have against the other related to any loss or damage caused to Lessor or Lessee as the case may be, or to the Premises or its contents, and which may arise from any risk generally covered by fire and extended coverage insurance. The parties shall provide that their respective insurance policies insuring the property or the personal property include a waiver of any right of subrogation which said insurance company may have against Lessor or Lessee, as the case may be.

7. ABANDONMENT: Lessee shall not vacate or abandon the Premises at any time during the Lease Term; and if Lessee shall abandon, vacate or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor. Notwithstanding the above, the Premises shall not be considered vacated or abandoned if Lessee maintains the Premises in Good Condition and Repair, provides security and is not in default.

8. FREE FROM LIENS: Lessee shall keep the subject Premises and the property in which the subject Premises are situated, free from any and all liens including but not limited to liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. However, the Lessor shall allow Lessee to contest a lien claim, so long as the claim is discharged prior to any foreclosure proceeding being initiated against the property and provided Lessee provides Lessor a bond if the lien exceeds $5,000.

9. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Lessee shall, at its sole cost and expense, comply with all of the requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use and occupancy of the Premises all local and municipal ordinances and state and federal statutes now in force or which may hereafter be in force.

10. INTENTIONALLY OMITTED.

11. ADVERTISEMENTS AND SIGNS: Lessee shall not place or permit to be placed, in, upon or about the Premises any unusual or extraordinary signs, or any signs not approved by the city, local, state, federal or other applicable governing authority. Lessee shall not place, or permit to be placed upon the Premises, any signs, advertisements or notices without the written consent of the Lessor, and such consent shall not be unreasonably withheld. A sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the end of the Lease Term or earlier termination of this Lease and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee, then Lessor may have the same removed at Lessee's expense.

12. UTILITIES: Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Any charges for sewer usage, PG&E and telephone site service or related fees shall be the obligation of Lessee and paid for by Lessee. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion of all charges which are jointly metered, the determination to be made by Lessor acting reasonably and on any equitable basis. Lessor and Lessee agree that Lessor shall not be liable to Lessee for any disruption in any of the utility services to the Premises.

13. ATTORNEY'S FEES: In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, because of the breach of any other covenant herein, or to enforce, protect, or establish any term, conditions, or covenant of this Lease or the right of either party hereunder, the losing party shall pay to the Prevailing Party reasonable attorney's fees which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment. The term "Prevailing Party" shall mean the party that received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

14.1 DEFAULT: The occurrence of any of the following shall constitute a default and breach of this Lease by Lessee: a) Any failure by Lessee to pay Rent or to make any other payment required to be made by Lessee hereunder when due if not cured within ten (10) days after written notice thereof by Lessor to Lessee; b)

The abandonment or vacation of the Premises by Lessee except as provided in
Section 7; c) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for thirty days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of such default is such that the same cannot be reasonably cured within such thirty (30) day period, Lessee shall not be deemed to be in default if Lessee shall, within such period, commence such cure and thereafter diligently prosecute the same to completion; d) The making by Lessee of any general assignment for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy; e) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets or Lessee's interest in this Lease, or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease.

14.2 SURRENDER OF LEASE: In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease before the end of the Lease Term and all rights of Lessee hereunder, by giving written notice of such intention to terminate. In the event that Lessor terminates this Lease due to a default of Lessee, then Lessor may recover from Lessee: a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus b) the worth at the time of award of unpaid Rent which would have been earned after termination until the time of award exceeding the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus
d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and e) at Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of Wells Fargo's prime rate plus two percent (2%) per annum. As used in (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

14.3 RIGHT OF ENTRY AND REMOVAL: In the event of any such default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

14.4 ABANDONMENT: In the event of the vacation or abandonment, except as provided in Section 7, of the Premises by Lessee or in the event that Lessor shall elect to re-enter as provided in paragraph 14.3 above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, and Lessor does not elect to terminate this Lease as provided in Section 14.2 above, then Lessor may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental rates and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Premises. In the event that Lessor elects to relet the Premises, then Rent received by Lessor from such reletting shall be applied; first, to the payment of any indebtedness other than Rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied to the payment of future Rent as the same may become due and payable hereunder. Should that portion of such Rent received from such reletting during any month, which is applied by the payment of Rent hereunder according to the application procedure outlined above, be less than the Rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefor by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor, as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

14.5 NO IMPLIED TERMINATION: No re-entry or taking possession of the Premises by Lessor pursuant to Section 14.3 or Section 14.4 of this Lease shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Lessee or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this Lease for any such default.

15. SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or sub tenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or sub tenancies.

16. TAXES: Lessee shall pay and discharge punctually and when the same shall become due and payable without penalty, all real estate taxes, personal property taxes, taxes based on vehicles utilizing parking areas in the Premises, taxes computed or based on rental income (other than federal, state and municipal net income taxes), environmental surcharges, privilege taxes, excise taxes, business and occupation taxes, school fees or surcharges, gross receipts taxes, sales and/or use taxes, employee taxes, occupational license taxes, water and sewer taxes, assessments (including, but not limited to, assessments for public improvements or benefit), assessments for local improvement and maintenance districts, and all other governmental impositions and charges of every kind and nature whatsoever, regardless of whether now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing (all of the foregoing being hereinafter collectively called "Tax" or "Taxes") which, at any time during the Lease Term, shall be applicable or against the Premises, or shall become due and payable and a lien or charge upon the Premises under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental authority whatsoever. The term "Environmental Surcharge" shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy in regard to the use, operation or occupancy of the Premises. The term "Tax" shall include, without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever (i) in whole or in part on the Rent payable by Lessee under this Lease, (ii) upon or with respect to the use, possession, occupancy, leasing, operation or management of the Premises, (iii) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Premises, (iv) upon Lessee's business operations conducted at the Premises, (v) upon, measured by or reasonably attributable to the cost or value of Lessee's equipment, furniture, fixtures and other personal property located on the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Lessee, regardless of whether title to such improvements shall be in Lessor or Lessee, or (vi) in lieu of or equivalent to any Tax set forth in this Section
16. In the event any such Taxes are payable by Lessor and it shall not be lawful for Lessee to reimburse Lessor for such Taxes, then the Rent payable thereunder shall be increased to net Lessor the same net rent after imposition of any such Tax upon Lessor as would have been payable to Lessor prior to the imposition of any such Tax. It is the intention of the parties that Lessor shall be free from all such Taxes and all other governmental impositions and charges of every kind and nature whatsoever. However, nothing contained in this Section 16 shall require Lessee to pay any Federal or State income, franchise, estate, inheritance, succession, transfer or excess profits tax imposed upon Lessor. If any general or special assessment is levied and assessed against the Premises, Lessor agrees to use its best reasonable efforts to cause the assessment to become a lien on the Premises securing repayment of a bond sold to finance the improvements to which the assessment relates which is payable in installments of principal and interest over the maximum term allowed by law. It is understood and agreed that Lessee's obligation under this paragraph will be prorated to reflect the Commencement Date and the end of the Lease Term. It is further understood that if Taxes cover the Premises and Lessee does not occupy the entire Premises, the Taxes will be allocated to the portion of the Premises occupied by Lessee based on a pro-rata square footage or other equitable basis, as determined by Lessor. Taxes billed by Lessor to Lessee shall be included in the monthly CAC.

Subject to any limitations or restrictions imposed by any deeds of trust or mortgages now or hereafter covering or affecting the Premises, Lessee shall have the right to contest or review the amount or validity of any Tax by appropriate legal proceedings but which is not to be deemed or construed in any way as relieving, modifying or extending Lessee's covenant to pay such Tax at the time and in the manner as provided in this Section 16. However, as a condition of Lessee's right to contest, if such contested Tax is not paid before such contest and if the legal proceedings shall not operate to prevent or stay the collection of the Tax so contested, Lessee shall, before instituting any such proceeding, protect the Premises and the interest of Lessor and of the beneficiary of a deed of trust or the mortgagee of a mortgage affecting the Premises against any lien upon the Premises by a surety bond, issued by an insurance company acceptable to Lessor and in an amount equal to one and one-half (1 1/2) times the amount contested or, at Lessor's option, the amount of the contested Tax and the interest and penalties in connection therewith. Any contest as to the validity or amount of any Tax, whether before or after payment, shall be made by Lessee in Lessee's own name, or if required by law, in the name of Lessor or both Lessor and Lessee. Lessee shall defend, indemnify and hold harmless Lessor from and against any and all costs or expenses, including attorneys' fees, in connection with any such proceedings brought by Lessee, whether in its own name or not. Lessee shall be entitled to retain any refund of any such contested Tax and penalties or interest thereon which have been paid by Lessee. Nothing contained herein shall be construed as affecting or limiting Lessor's right to contest any Tax at Lessor's expense.

17. NOTICES: Unless otherwise provided for in this Lease, any and all written notices or other communication (the "Communication") to be given in connection with this Lease shall be given in writing and shall be given by personal delivery, facsimile transmission or by mailing by registered or certified mail with postage thereon or recognized overnight courier, fully prepaid, in a sealed envelope addressed to the intended recipient as follows:

(a)    to the Lessor at: 10050 Bandley Drive
                         Cupertino, California 95014
                         Attention: Carl E. Berg
                         Fax No: (408) 725-1626

(b)    to the Lessee at: 1190 Morse
                         Sunnyvale, California
                         Attention: _______________
                         Fax No: _______________

or such other addresses, facsimile number or individual as may be designated by a Communication given by a party to the other parties as aforesaid. Any Communication given by personal delivery shall be conclusively deemed to have been given and received on a date it is so delivered at such address provided that such date is a business day, otherwise on the first business day following its receipt, and if given by registered or certified mail, on the day on which delivery is made or refused or if given by recognized overnight courier, on the first business day following deposit with such overnight courier and if given by facsimile transmission, on the day on which it was transmitted provided such day is a business day, failing which, on the next business day thereafter.

18. ENTRY BY LESSOR: Lessee shall permit Lessor and its agents to enter into and upon said Premises at all reasonable times using the minimum amount of interference and inconvenience to Lessee and Lessee's business, subject to any security regulations of Lessee, for the purpose of inspecting the same or for the purpose of maintaining the building in which said Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, without any rebate of Rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises; and shall permit Lessor and his agents, at any time within ninety
(90) days prior to the end of the Lease Term, to place upon said Premises any usual or ordinary "For Sale" or "For Lease" signs and exhibit the Premises to prospective tenants at reasonable hours.

19. DESTRUCTION OF PREMISES: In the event of a partial destruction of the said Premises during the Lease Term from any cause which is covered by Lessor's property insurance, Lessor shall forthwith repair the same, provided such repairs can be made within ninety (90) days after receipt of building permit under the laws and regulations of State, Federal, County, or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of Rent while such repairs are being made to the extent of payments received by Lessor under its Loss of Rents Insurance coverage. With respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are awived by Lessee. In the event that the building in which the subject Premises may be situated is destroyed to an extent greater than thirty-three and one-third percent (33 1/3%) of the replacement cost thereof, Lessor may, at its sole option, elect to terminate this Lease, whether the subject Premises is insured or not. A total destruction of the building in which the subject Premises are situated shall terminate this Lease. Notwithstanding the above, Lessor is only obligated to repair or rebuild to the extent of available insurance proceeds including any deductible amount. Should Lessor determine that insufficient or no insurance proceeds are available for repair or reconstruction of Premises, Lessor, at its sole option, may terminate the Lease. Lessee shall have the option of continuing this Lease by agreeing to pay all repair costs to the subject Premises.

20. ASSIGNMENT AND SUBLETTING: Lessee shall not assign this Lease, or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or cause any other person or entity (a bona fide subsidiary or affiliate of Lessee excepted) to occupy or use the Premises, or any portion thereof, without the advance written consent of Lessor. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Lessor, terminate this Lease. This Lease shall not, or shall any interest therein, be assignable, as to the interest of Lessee, by operation of law, without the written consent of Lessor. Notwithstanding Lessor's obligation to provide reasonable approval, Lessor reserves the right to withhold its consent for any proposed sublessee or assignee of Lessee if the proposed sublessee or assignee is a user or generator of Hazardous Materials. Notwithstanding the foregoing, Lessee may assign up to 12,000 square feet of this Lease, provided there is no substantial reduction in the net worth of the resulting entity and the resulting entity is not the user or generator of Hazardous Materials.
Whether or not Lessor's consent to a sublease or assignment is required, in the event of any sublease or assignment, Lessee shall be and shall remain primarily liable for the performance of all conditions, covenants, and obligations of Lessee hereunder and, in the event of a default by an assignee or sublessee, Lessor may proceed directly against the original Lessee hereunder and/or any other predecessor of such assignee or sublessee without the necessity of exhausting remedies against said assignee or sublessee.

21. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title vests in the condemnor or purchaser, and the Rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the Lease Term only that portion of Rent as the value of the part remaining. The rental adjustment resulting will be computed at the same Rental rate for the remaining part not taken; however, Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall be payable to the Lessor. Lessee may file a separate claim and be entitled to any award granted to Lessee.

22. EFFECTS OF CONVEYANCE: The term "Lessor" as used in this Lease, means only the owner for the time being of the land and building constituting the Premises, so that, in the event of any sale of said land or building, or in the event of a Lease of said building, Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser of any such sale, or the Lessor of the building, that the purchaser or lessor of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security is given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and deliver the security, as such, to the purchaser at any such sale of the building, and thereupon the Lessor shall be discharged from any further liability.

23. SUBORDINATION: This Lease, in the event Lessor notifies Lessee in writing, shall be subordinate to any ground lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property at which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Lessee agrees to promptly execute any documents which may be required to effectuate such subordination. Notwithstanding such subordination, if Lessee is not in default and so long as Lessee shall pay the Rent and observe and perform all of the provisions and covenants required under this Lease, Lessee's right to quiet possession of the Premises shall not be disturbed or effected by any subordination.

24. WAIVER: The waiver by Lessor of any breach of any term, covenant or condition, herein contained shall not be construed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of Rent hereunder by Lessor shall not be deemed to be a waiver of Lessee's breach of any term, covenant, or condition of the Lease.

25. HOLDING OVER: Any holding over after the end of the Lease Term requires Lessor's written approval prior to the end of the Lease Term, which, notwithstanding any other provisions of this Lease, Lessor may withhold. Such holding over shall be construed to be a tenancy at sufferance from month to month. Lessee shall pay to Lessor monthly base rent equal to one and one-half (1.5) times the monthly base rent installment due in the last month of the Lease Term and all other additional rent and all other terms and conditions of the Lease shall apply, so far as applicable. Holding over by Lessee without written approval of Lessor shall subject Lessee to the liabilities and obligations provided for in this Lease and by law, including, but not limited to those in
Section 2 of this Lease. Lessee shall indemnify and hold Lessor harmless against any loss or liability resulting from any delay caused by Lessee in surrendering the Premises, including without limitation, any claims made or penalties incurred by any succeeding lessee or by Lessor. No holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder.

26. LESSOR'S LIABILITY: If Lessee should recover a money judgment against Lessor arising in connection with this Lease, the judgment shall be satisfied only out of the Lessor's interest in the Premises and neither Lessor or any of its partners shall be liable personally for any deficiency.

27. ESTOPPEL CERTIFICATES: Lessee shall at any time during the Lease Term, upon not less than ten (10) days prior written notice from Lessor, execute and deliver to Lessor a statement in writing certifying that, this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the dates to which the Rent and other charges have been paid in advance, if any, and acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Lessee's failure to deliver such a statement within such time shall be conclusive upon the Lessee that (a) this Lease is in full force and effect, without modification except as may be represented by Lessor; (b) there are no uncured defaults in Lessor's performance.

28. TIME: Time is of the essence of the Lease.

29. CAPTIONS: The headings on titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

30. PARTY NAMES: Landlord and Tenant may be used in various places in this Lease as a substitute for Lessor and Lessee respectively.

31. EARTHQUAKE INSURANCE: As a condition of Lessor agreeing to waive the requirement for earthquake insurance, Lessee agrees that it will pay, as additional Rent, which shall be included in the monthly CAC, an amount not to exceed Eleven Thousand Three Hundred Forty Dollars ($11,340) per year for earthquake insurance if Lessor desires to obtain some form of earthquake insurance in the future, if and when available, on terms acceptable to Lessor as determined in the sole and absolute discretion of Lessor.

32. HABITUAL DEFAULT: Notwithstanding anything to the contrary contained in
Section 14 herein, Lessor and Lessee agree that if Lessee shall have defaulted in the payment of Rent for three or more times during any twelve month period during the Lease Term, then such conduct shall, at the option of the Lessor, represent a separate event of default which cannot be cured by Lessee. Lessee acknowledges that the purpose of this provision is to prevent repetitive defaults by the Lessee under the Lease, which constitute a hardship to the Lessor and deprive the Lessor of the timely performance by the Lessee hereunder.

33. HAZARDOUS MATERIALS
33.1 DEFINITIONS: As used in this Lease, the following terms shall have the following meaning:

       a. The term "Hazardous Materials" shall mean (i) polychlorinated biphenyls; (ii) radioactive materials and (iii) any chemical, material or substance now or hereafter defined as or included in the definitions of "hazardous substance" "hazardous water", "hazardous material", "extremely hazardous waste", "restricted hazardous waste" under Section 25115, 25117 or 15122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter
       6.5 (Hazardous Waste Control Law), (ii) defined as "hazardous substance" under Section 25316 of the California Health and Safety
       Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substances Account Act), (iii) defined as "hazardous material", "hazardous substance", or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95
       (Hazardous Materials Release, Response, Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25181 of the California Health and Safety Code, Division 20l, Chapter 6.7
       (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as "hazardous" or "extremely hazardous" pursuant to Article II of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) defined as "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or listed pursuant to
       Section 1004 of the Federal Water Pollution Control Act (33 U.S.C.
       1317), (ix) defined as a "hazardous waste", pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901
       et seq., (x) defined as "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Responsibility Compensations, and Liability Act, 42 U.S.C. 9601 et seq., or (xi) regulated under the Toxic Substances Control Act, 156 U.S.C. 2601 et seq.
       b. The term "Hazardous Materials Laws" shall mean any local, state and federal laws, rules, regulations, or ordinances relating to the use, generation, transportation, analysis, manufacture, installation, release, discharge, storage or disposal of Hazardous Material.

       c. The term "Lessor's Agents" shall mean Lessor's agents, representatives, employees, contractors, subcontractors, directors, officers and partners.
       d. The term "Lessee's Agents" shall mean Lessee's agents, representatives, employees, contractors, subcontractors, directors, officers, partners, invitees or any other person in or about the Premises.

33.2 LESSEE'S RIGHT TO INVESTIGATE: Lessee shall be entitled to cause such inspection, soils and ground water tests, and other evaluations to be made of the Premises as Lessee deems necessary regarding (i) the presence and use of Hazardous Materials in or about the Premises, and (ii) the potential for exposure to Lessee's employees and other persons to any Hazardous Materials used and stored by previous occupants in or about the Premises. Lessee shall provide Lessor with copies of all inspections, tests and evaluations. Lessee shall indemnify, defend and hold Lessor harmless from any cost, claim or expense arising from such entry by Lessee or from the performance of any such investigation by such Lessee.

33.3 LESSOR'S REPRESENTATIONS: Lessor hereby represents and warrants to the best of Lessor's knowledge that the Premises are, as of the date of this Lease, in compliance with all Hazardous Material Laws.

33.4 LESSEE'S OBLIGATION TO INDEMNIFY: Lessee, at its sole cost and expense, shall indemnify, defend, protect and hold Lessor and Lessor's Agents harmless from and against any and all cost or expenses, including those described under subparagraphs i, ii and iii herein below set forth, arising from or caused in whole or in part, directly or indirectly by:
       a. Lessee's or Lessee's Agents' use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Material to, in, on, under, about or from the Premises; or
       b. Lessee's or Lessee's Agents failure to comply with Hazardous Material laws; or
       c. Any release of Hazardous Material to, in, on, under, about, from or onto the Premises caused by or occurring as a result of acts or omissions of Lessee or Lessee's Agents or occurring during the Lease Term, except ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee's Agents.
The cost and expenses indemnified against include, but are not limited to the following:
       i. Any and all claims, actions, suits, proceedings, losses, damages, liabilities, deficiencies, forfeitures, penalties, fines, punitive damages, cost or expenses;
       ii. Any claim, action, suit or proceeding for personal injury (including sickness, disease, or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources of the environment, nuisance, pollution, contamination, leaks, spills, release or other adverse effects on the environment;
       iii. The cost of any repair, clean-up, treatment or detoxification of the Premises necessary to bring the Premises into compliance with all Hazardous Material Laws, including the preparation and implementation of any closure, disposal, remedial action, or other actions with regard to the Premises, and expenses (including, without limitation, reasonable attorney's fees and consultants fees, investigation and laboratory fees, court cost and litigation expenses).

33.5 LESSEE'S OBLIGATION TO REMEDIATE CONTAMINATION: Lessee shall, at its sole cost and expense, promptly take any and all action necessary to remediate contamination of the Premises by Hazardous Materials during the Lease Term.

33.6 OBLIGATION TO NOTIFY: Lessor and Lessee shall each give written notice to the other as soon as reasonably practical of (i) any communication received from any governmental authority concerning Hazardous Material which related to the Premises and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Material Laws.

33.7 SURVIVAL: The obligations of Lessee under this Section 33 shall survive the Lease Term or earlier termination of this Lease.

33.8 CERTIFICATION AND CLOSURE: On or before the end of the Lease Term or earlier termination of this Lease, Lessee shall deliver to Lessor a certification executed by Lessee stating that, to the best of Lessee's knowledge, there exists no violation of Hazardous Material Laws resulting from Lessee's obligation in Paragraph 33. If pursuant to local ordinance, state or federal law, Lessee is required, at the expiration of the Lease Term, to submit a closure plan for the Premises to a local, state or federal agency, then Lessee shall furnish to Lessor a copy of such plan.

33.9 PRIOR HAZARDOUS MATERIALS: Lessee shall have no obligation to clean up or to hold Lessor harmless with respect to, any Hazardous Material or wastes discovered on the Premises which were not introduced into, in, on, about, from or under the Premises during the Lease Term or ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee's Agents.

34. BROKERS: Lessor and Lessee represent that they have not utilized or contacted a real estate broker or finder with respect to this Lease other than Bishop Hawk, Inc. ("BH") and Lessee agrees to indemnify and hold Lessor harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessee other than BH. Lessor shall at its sole cost and expense pay the brokerage commission per Lessee's standard commission schedule to BH in connection with this transaction. Lessor represents and warrants that it has not utilized or contacted a real estate broker or finder with respect to this Lease other than BH and Lessor agrees to indemnify and hold Lessee harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessor.

35. OPTION TO EXTEND
A. OPTION: Lessor hereby grants to Lessee one (1) option to extend the Lease Term, with the extended term to be for a period of five (5) years, on the following terms and conditions:

       (i) Lessee shall give Lessor written notice of its exercise of its option to extend no earlier than twenty-four (24) calendar months, nor later than six (6) calendar months before the Lease Term would end but for said exercise. Time is of the essence.

       (ii) Lessee may not extend the Lease Term pursuant to any option granted by this Section 35 if Lessee is in default as of the date of the exercise of its option. If Lessee has committed a default by Lessee as defined in Section 14 or 32 that has not been cured or waived by Lessor in writing by the date that any extended term is to commence, then Lessor may elect not to allow the Lease Term to be extended, notwithstanding any notice given by Lessee of an exercise of this option to extend.

       (iii) All terms and conditions of this Lease shall apply during the extended term, except that the base rent and rental increases for each extended term shall be determined as provided in Section 35 (B) below

       (iv) Lessee must provide Lessor written notice of its exercise of its option as provided hereunder at least nine (9) months before the Lease Term would end but for said exercise for purposes of negotiating rental terms. Lessee may withdraw its notice of exercise of an extension option for any reason prior to six (6) months before the Lease Term would end but for said exercise. Lessor shall provide Lessee with Lessor's proposed base monthly rent for the option period within twenty
       (20) days of Lessee's written request. However, once Lessee delivers a notice of exercise of an option to extend the Lease Term it may not be withdrawn unless notice in writing is provided to Lessor at least six
       (6) months before the Lease Term would end but for said exercise and, subject to the provisions of this Section 35, such notice shall operate to extend the Lease Term. Upon any extension of the Lease Term pursuant to this Section 35, the term "Lease Term" as used in this Lease shall thereafter include the then extended term.

       (v) The option rights of Coptech West granted under this Section 35 are granted for Coptect West's personal benefit and may not be assigned or transferred by Coptech West or exercised if Coptech West is not occupying the Premises at the time of exercise.

B. EXTENDED TERM RENT - OPTION PERIOD: The monthly Rent for the Premises during the extended term shall equal the fair market monthly Rent for the Premises as of the commencement date of the extended term, but in no case, less than the Rent during the last month of the prior Lease term. Promptly upon Lessee's exercise of the option to extend, Lessee and Lessor shall meet and attempt to agree on the fair market monthly Rent for the Premises as of the commencement date of the extended term. In the event the parties fail to agree upon the amount of the monthly Rent for the extended term prior to commencement thereof, the monthly Rent for the extended term shall be determined by appraisal in the manner hereafter set forth; provided, however, that in no event shall the monthly Rent for the extended term be less than in the immediate preceding period. Annual base rent increases during the extended term shall be three percent (3%) per year. In the event it becomes necessary under this paragraph to determine the fair market monthly Rent of the Premises by appraisal, Lessor and Lessee each shall appoint a real estate appraiser who shall be a member of the American Institute of Real Estate Appraiser ("AIREA") and such appraisers shall each determine the fair market monthly Rent for the Premises taking into account the value of the Premises and the amenities provided by the outside areas, the common areas, and the Building, and prevailing comparable Rentals in the area. Such appraisers shall, within twenty (20) business days after their appointment, complete their appraisals and submit their appraisal reports to Lessor and Lessee. If the fair market monthly Rent of the Premises established in the two (2) appraisals varies by five percent (5%) or less of the higher Rent, the average of the two shall be controlling. If said fair market monthly Rent varies by more than five percent (5%) of the higher Rental, said appraisers, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the AIREA and who shall also be experienced in the appraisal of Rent values and adjustment practices for commercial properties in the vicinity of the Premises. Such third appraiser shall, within twenty (20) business days after his appointment, determine by appraisal the fair market monthly Rent of the Premises taking into account the same factors referred to above, and submit his appraisal report to Lessor and Lessee. The fair market monthly Rent determined by the third appraiser for the Premises shall be controlling, unless it is less than that set forth in the lower appraisal previously obtained, in which case the value set forth in said lower

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

appraisal shall be controlling, or unless it is greater than that set forth in the higher appraisal previously obtained in which case the Rent set for in said higher appraisal shall be controlling. If either Lessor or Lessee fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment to submit his appraisal within the required period in accordance with the foregoing, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling. If the two appraisers appointed by Lessor and Lessee are unable to agree upon a third appraiser within the required period in accordance with the foregoing, application shall be made within twenty (20) days thereafter by either Lessor or Lessee to AIREA, which shall appoint a member of said institute willing to serve as appraiser. The cost of all appraisals under this subparagraph shall be borne equally be Lessor and Lessee.

36. APPROVALS: Whenever in this Lease the Lessor's or Lessee's consent is required, such consent shall not be unreasonably or arbitrarily withheld or delayed. In the event that the Lessor or Lessee does not respond to a request for any consents which may be required of it in this Lease within ten business days of the request of such consent in writing by the Lessee or Lessor, such consent shall be deemed to have been given by the Lessor or Lessee.

37. AUTHORITY: Each party executing this Lease represents and warrants that he or she is duly authorized to execute and deliver the Lease. If executed on behalf of a corporation, that the Lease is executed in accordance with the by-laws of said corporation (or a partnership that the Lease is executed in accordance with the partnership agreement of such partnership), that no other party's approval or consent to such execution and delivery is required, and that the Lease is binding upon said individual, corporation (or partnership) as the case may be in accordance with its terms.

38. INDEMNIFICATION OF LESSOR: Except to the extent caused by the sole negligence or willful misconduct of Lessor or Lessor's Agents, Lessee shall defend, indemnify and hold Lessor harmless from and against any and all obligations, losses, costs, expenses, claims, demands, attorney's fees, investigation costs or liabilities on account of, or arising out of the use, condition or occupancy of the Premises or any act or omission to act of Lessee or Lessee's Agents or any occurrence in, upon, about or at the Premises, including, without limitation, any of the foregoing provisions arising out of the use, generation, manufacture, installation, release, discharge, storage, or disposal of Hazardous Materials by Lessee or Lessee's Agents. It is understood that Lessee is and shall be in control and possession of the Premises and that Lessor shall in no event be responsible or liable for any injury or damage or injury to any person whatsoever, happening on, in, about, or in connection with the Premises, or for any injury or damage to the Premises or any part thereof. This Lease is entered into on the express condition that Lessor shall not be liable for, or suffer loss by reason of injury to person or property, from whatever cause, which in any way may be connected with the use, condition or occupancy of the Premises or personal property located herein. The provisions of this Lease permitting Lessor to enter and inspect the Premises are for the purpose of enabling Lessor to become informed as to whether Lessee is complying with the terms of this Lease and Lessor shall be under no duty to enter, inspect or to perform any of Lessee's covenants set forth in this Lease. Lessee shall further indemnify, defend and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation to Lessee's part to be performed under the terms of this Lease. The provisions of Section 38 shall survive the Lease Term or earlier termination of this Lease with respect to any damage, injury or death occurring during the Lease Term.

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


39. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

40. MISCELLANEOUS PROVISIONS: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights or remedies in law and in equity.

41. CHOICE OF LAW: This lease shall be construed and enforced in accordance with the substantive laws of the State of California. The language of all parts of this lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Lessor or Lessee.

42. ENTIRE AGREEMENT: This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided for herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

IN WITNESS WHEREOF, Lessor and Lessee have executed these presents, the day and year first above written.



LESSOR                                    LESSEE
BERG & BERG ENTERPRISES, INC.             COPTECH WEST

By:       /s/ Carl E. Berg                By:  /s/ Frank M. Veloz
    ------------------------                  ----------------------------------
signature of authorized                   signature of authorized representative
representative


              Carl E. Berg                         Frank M. Veloz
---------------------------               --------------------------------------
printed name                              printed name


              President                            President
--------------------------                --------------------------------------
title                                     title


              5/8/97                               5/8/97
-------------------------                 --------------------------------------
date                                      date

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